Exhibit 10.10

Amendment No. 2 to the

Securities Subscription Agreement

This Amendment No. 2, dated October 23, 2020 to the Securities Subscription Agreement, dated July 24, 2020 (this “Agreement”), is made by and between Gores Holdings VI, Inc., a Delaware corporation (the “Company”), and Gores Sponsor VI LLC, a Delaware limited liability company (the “Subscriber”).

WHEREAS, the Company and the Subscriber have entered into that certain Securities Subscription Agreement, dated as of July 24, 2020 (the “Subscription Agreement”), pursuant to which the Subscriber subscribed for an aggregate of 17,250,000 shares of Class F common stock, par value $0.0001 per share of the Company (“Class F Shares”), for an aggregate purchase price of $25,000, and up to 2,250,000 of such Class F Shares are subject to complete or partial forfeiture by the Subscriber if the underwriters of the Company’s initial public offering (the “IPO”) do not fully exercise their over-allotment option as described therein;

WHEREAS, the Company and the Subscriber have entered into that certain Surrender of Shares and Amendment No. 1 to the Securities Subscription Agreement, dated October 1, 2020, pursuant to which the Subscriber surrendered for no consideration 8,625,000 Class F Shares, resulting in an aggregate of 8,625,000 Class F Shares outstanding, up to 1,125,000 of which are subject to complete or partial forfeiture by the Subscriber if the underwriters of the Company’s IPO do not fully exercise their over-allotment option as described in the Subscription Agreement;

WHEREAS, the Board of Directors of the Company adopted that certain written consent, dated October 23, 2020, pursuant to which the Company effected a stock dividend, increasing the number of Class F Shares outstanding to an aggregate of 15,093,750 Class F Shares, up to 1,968,750 of which are intended to be subject to complete or partial forfeiture by the Subscriber if the underwriters of the Company’s IPO do not fully exercise their overallotment option as described in the Subscription Agreement;

WHEREAS, as a result of such surrender and stock dividend, the per-share purchase price will increase from approximately $0.001 per share to $0.002 per share; and

WHEREAS, the Company and the Subscriber desire to amend the Subscription Agreement to modify the number of Class F Shares subject to forfeiture in connection with the IPO and the Subscriber desires to provide an irrevocable notice of surrender of certain Class F Shares to the Company.

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.

Amendment to Subscription Agreement. Section 3.1 of the Subscription Agreement is hereby amended by deleting the phrase “1,125,000 Shares” in its entirety and by substituting in lieu thereof the phrase “1,968,750 Shares”.

2.	Agreement Remains Effective. Except as modified herein or amended hereby, the terms and conditions contained in the Subscription Agreement shall continue in full force and effect.

3.

Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of New York applicable to contracts wholly performed within the borders of such state, without giving effect to the conflict of law principles thereof.

4.

Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

5.	Counterparts. This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

GORES HOLDINGS VI, INC.

By:	/s/ Mark Stone
Name:	Mark Stone
Title:	Chief Executive Officer

GORES SPONSOR VI LLC
By:	AEG Holdings, LLC, its Member

	By:	/s/ Alec Gores
	Name:	Alec Gores
	Title:	Manager

[Signature Page to Amendment No. 2 to the Securities Subscription Agreement]